Exhibit 10.4

                                LOCK-UP AGREEMENT
                                -----------------
     THIS LOCK-UP AGREEMENT (this "Agreement") is made this 16th day of May, 2006, by and between Melissa Apple and Craig A. Waltzer, as trustee and beneficiary, respectively, under the Maria Lopez Irrevocable Trust UTD March 29, 2004, with respect to shares of Common Stock of Aventura Holdings, Inc., a Florida corporation ("Aventura") held by it (the "Stockholder"), and Horvath Holdings, LLC, a Michigan limited liability company ("Horvath Holdings"). All other capitalized terms not defined herein have the meaning given to them in the Securities Purchase Agreement of even date herewith.


                                    RECITALS:
                                    ---------
     A. Contemporaneously with the delivery of this Agreement, Horvath, Ohio Funding Group, Inc., a Michigan corporation ("Ohio Funding") and Aventura are closing the transactions contemplated by that certain Securities Purchase Agreement of even date herewith, among such parties (the "Securities Purchase Agreement") and Aventura is issuing and delivering a Class A Common Stock
Purchase  Warrant  to  Horvath  of  even  date  herewith  (the  "Warrant").

B. It is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement and the Warrant that the Stockholder agrees during the Exercise Period as defined in the Warrant not to make any Transfer (defined herein) of any shares of Aventura common stock currently held by, to be issued to, or which may be received by, the Stockholder ("Aventura Stock"), except in accordance with this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

     1.    General Restrictions  on  Transfer of Aventura Stock. The Stockholder
           ----------------------------------------------------
hereby agrees that, except as otherwise provided in this agreement, without the consent of Horvath, he will not, directly or indirectly, from the date hereof until 5:00 p.m., E.S.T on the fifth (5th) anniversary of the date hereof ("Term"), Transfer any Aventura Stock "(General Restriction"). In furtherance of the foregoing restrictions, Aventura and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

For purposes of this Agreement, "Transfer" means and includes the following: (i) an offer to sell, a contract to sell, or to sell, transfer or otherwise dispose of, directly or indirectly, any shares of stock, any options, rights or warrants to purchase any shares of Aventura Stock (including any stock appreciation right, or similar right, or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of Aventura Stock) or any securities convertible into or exchangeable for Aventura Stock, in each case held of record or beneficially by the Stockholder; and (ii) any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Aventura Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Aventura Stock held by the Stockholder. Notwithstanding the foregoing, any transfer of Aventura Stock by the Stockholder in which the acquirer, pledgee, donee or other recipient of all or a portion of the Aventura Stock, as the case may be, is permitted to "tack" the holding period of the Stockholder pursuant to Rule 144(d)(3), under the Securities Act of 1933, as amended, shall not be deemed a "Transfer" for purposes of this Agreement.

     2.     Permitted Transferees.  Notwithstanding the General Restriction, the
            ---------------------
Stockholder is permitted to Transfer Aventura Stock to the persons and in the share amounts set forth in the following chart:

PERMITTED  TRANSFEREE          PERMITTED  NUMBER  OF  TRANSFER  SHARES
---------------------          ---------------------------------------
Alan  Siskind                                 75,000,000
Joel  Siskind                                 75,000,000
Luigi  Basile                                 25,000,000
Cesar  Garcia                                 25,000,000
Mark  Rolland                                 15,000,000

TOTAL                                        215,000,000


3.     Partial  Releases  of  Aventura  Stock for Transfer.  Notwithstanding the
       ---------------------------------------------------
foregoing General Restriction, Stockholder shall be entitled to the following partial releases of Aventura Stock for Transfer:

(a)     5% Incremental Partial Release.  From the first (1st) through the fourth
        ------------------------------
(4th)  anniversary  dates  of  the  Issue  Date  (individually,  an "Anniversary
Date"),Stockholder shall be entitled to Transfer an annual amount of shares equal to five percent (5%) of the total number of shares of Aventura Stock ("Incremental Release"). Stockholder shall provide Horvath Holdings with written notice of its intention to Transfer any shares of Aventura Stock subject to an Incremental Release and such Transfer must be completed within thirty (30) days of each Anniversary Date ("Transfer Period"). Any shares subject to an annual Incremental Release which are not Transferred pursuant to this section during the Transfer Period shall, again, be subject to the General Restriction until the following Anniversary Date.

(b)     Partial  Release  for Registration.   In the event Horvath exercises its
        -----------------------------------
registration rights under the Registration Rights Agreement during the Term of this Lock Up Agreement, Stockholder shall be entitled to participate in such registration as a selling shareholder on a pro rata basis, determined by a fraction, the numerator of which is equal to the number of shares of Aventura Stock held by Aventura and the denominator of which is equal to the number of shares of Aventura Stock held by Aventura plus the number of shares of Aventura common stock then held by Horvath Holdings pursuant to the Securities Purchase Agreement and/or the Warrant. Any shares of Aventura Stock sold by Stockholder in such registered offering shall be treated as shares released from this Agreement as an Incremental Release.

4.     Early Termination.  The rights and obligations granted under this Lock Up
       -----------------
Agreement shall terminate prior to the expiration of the Term in the event that Craig Waltzer's employment with Aventura is terminated without "cause" under the terms of his Executive Employment Agreement with Aventura.

5.     Miscellaneous
       -------------

     (a)     Severability.  If  any  term, provision, covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (b)     Binding  Effect  and Assignment.  Neither this Agreement nor any of
             -------------------------------
the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (c)Amendments  and  Modification.  This  Agreement  may  not  be  modified,
        -----------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Horvath and Stockholder.

     (d)Specific  Performance.  The parties hereto acknowledge that Horvath will
        ---------------------
be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Horvath upon such violation, Horvath shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Horvath at law or in equity.

     (e)     Notices.  All  notices  and other communications hereunder shall be
             -------
in writing and shall be acceptable if (a) delivered personally or by telecopy, or (b) if sent by registered or certified mail (return receipt requested) and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the following addresses or at such other address for a party as shall be specified by like notice.

If  to  the  Stockholder:

     Melissa  Apple,  Trustee  of  the
     Maria  Lopez  Irrevocable  Trust  UTD
     March  29,  2004
     595  Piedmont  Avenue  NE,  Suite  185
     Atlanta,  Georgia  30308

If  to  the  Company:
     Craig  A.  Waltzer
     Aventura  Holdings,  Inc.
     2650  Biscayne  Blvd.,  1st  Fl.
     Miami,  Florida  33137

If  to  Horvath:
     Mark  Horvath
     Horvath  Holdings,  LLC
     22521  Dequindre
     Madison  Heights,  Michigan  48071

With  a  copy  via  email  to: Michael  T.  Raymond,  Esq.
                               Mraymond@dickinsonwright.com

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or by telecopy, or on the date of receipt, if mailed, or one day after mailing, if by overnight courier. Any party giving notice under this Agreement to one party to this Agreement shall be required to give such notice to all parties to this Agreement in order for such notice to be effective.

     (f)     Entire  Agreement.  This Agreement constitutes the entire agreement
             -----------------
between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral.

     (g)     Applicable  Law.  This  Agreement  shall  be  governed  by and
             ---------------
construed  in  accordance  with  the  laws  of  the  State  of  Florida.

     (h)     Section  Headings. The section and other headings contained in
             -----------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (i)     Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement. The signatures to this Agreement need not all be on a single copy of this Agreement, and may be facsimiles rather than originals, and shall be fully as effective as though all signatures were originals on the same copy.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first above written.

STOCKHOLDER:

THE  MARIA  LOPEZ  IRREVOCABLE
TRUST  UTD  MARCH  29,  2004


By: /s/  Melissa  Apple,  Trustee
    -----------------------------
         Melissa  Apple,  Trustee


HORVATH  HOLDINGS,  LLC


By: /s/  Mark  R.  Horvath
    ----------------------
     Name:  Mark  Horvath
     Title:  Manager

ACKNOWLEDGMENT  BY  BENEFICIARY
OF  THE  STOCKHOLDER:


By:  /s/  Craig  A.  Waltzer
     -----------------------
     Craig  A.  Waltzer

Date:  May  16,  2006